Exhibit 10.4

AMENDMENT NO. 1
WILLIAM SCOTT WADE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to the Employment Agreement is made and entered into, effective as of January 1, 2009, by and between NuCO2 Inc. (“Employer”) and William Scott Wade (“Executive”).

R E C I T A L S

WHEREAS, Employer and Executive are parties to that certain Employment Agreement, dated as of May 28, 2008 (the “Employment Agreement”), pursuant to which Executive serves as Employer’s Chief Operating Officer; and

WHEREAS, Employer and Executive desire to amend the terms of the Employment Agreement as set forth herein, effective as of January 1, 2009, in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the rules and regulations promulgated thereunder.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

1.                                       Section 2.1(f) is amended in its entirety to read as follows:

“The Executive shall receive $650 per month to cover the costs of the Executive’s automobile lease and other incidentals plus a gross up for any income taxes incurred in connection therewith; provided, however, that such gross up shall be paid on or before the last day of the Executive’s taxable year following the taxable year in which the taxes are remitted.”

2.                                       The first sentence of Section 3.2(b) is amended to read as follows:

“In the event that the employment of the Executive shall be terminated by reason of the Executive becoming permanently incapacitated, then, as additional consideration for his past services to the Corporation, he shall receive one hundred percent (100%) of his then current annual Base Salary, in equal quarterly installments, without interest, during the one (1) year following the termination of employment.”

3.                                       The Employment Agreement as hereby amended shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first written above.

NUCO2 INC.

By:	/s/ Eric M. Wechsler
Name: Eric M. Wechsler
Title: General Counsel

EXECUTIVE

/s/ William Scott Wade
William Scott Wade